UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2018, NuVasive, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that the Company’s Board of Directors (the “Board”) named J. Christopher Barry to succeed Gregory T. Lucier as Chief Executive Officer, effective November 5, 2018.  Mr. Barry will join the NuVasive Board of Directors effective November 5, 2018, and Mr. Lucier will continue to serve as Chairman of the Board. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On October 15, 2018, the Board approved the appointment of Mr. Barry to succeed Mr. Lucier as the Company’s Chief Executive Officer and the election of Mr. Barry to the Board, effective November 5, 2018.  Mr. Barry will serve as a Class II Director and will be subject to re-election to the Board at the Company’s 2021 Annual Meeting of Stockholders, subject to, and in accordance with, the Company’s organizational documents.  In connection with the election of Mr. Barry to the Board, the Board approved an increase in the size of the Board from nine to ten members.  Following the election of Mr. Barry to the Board, the Board will be comprised of ten Directors, eight of whom qualify as independent Directors under NASDAQ rules.  There are no family relationships between Mr. Barry and any Director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Barry, age 46, joins the Company from Medtronic plc, a global medical technology company, where he has served as Senior Vice President and President, Surgical Innovations, since January 2015. Mr. Barry joined Medtronic following its January 2015 acquisition of Covidien plc, a global healthcare technology and medical supplies provider.  Mr. Barry previously spent over 15 years with Covidien in various sales and leadership roles, most recently as President, Advanced Surgical Technologies, from October 2013 to January 2015.  Mr. Barry received a Bachelor of Science in Environmental Science from Texas Tech University.

The Company entered into an employment letter with Mr. Barry, dated October 16, 2018 (the “Letter”), which establishes the terms of his employment as Chief Executive Officer.  The Letter provides that Mr. Barry’s initial base salary will be $800,000 per year and that Mr. Barry will be eligible to participate in the Company’s annual bonus plan beginning in 2019, with a target bonus opportunity of 125% of base salary.  Mr. Barry will also be eligible for 2019 long-term incentive (“LTI”) awards with an aggregate grant date value of $4,000,000.  In addition, to induce Mr. Barry to join the Company, the Board approved a one-time LTI award for Mr. Barry that is intended to replace a portion of the value of LTI awards that he forfeited upon leaving his former employer to join the Company.  This replacement LTI award will be granted on November 5, 2018, with an aggregate grant date value of $4,500,000, which will be comprised of (i) $2,000,000 of time-based restricted stock units (“RSUs”) subject to two-year ratable vesting on each of the first and second anniversaries of the date of grant, and (ii) $2,500,000 of performance restricted stock units (“PRSUs”) subject to cliff vesting on the third anniversary of the date of grant.  Upon vesting, the PRSUs will be subject to payout between 0%-100% of the target number of shares subject thereto based on the level of year-over-year improvement in the Company’s non-GAAP earnings per share during the three-year performance period, as calculated for the 12-month period ended on September 30 of each year.  Vesting of the PRSUs and RSUs will be subject to Mr. Barry’s continued service with the Company and compliance with the terms of the grant agreements therefor and the Company’s 2014 Equity Incentive Plan.  Mr. Barry will also receive a one-time cash award of $500,000, less taxes and withholdings, and payable in April 2019.  The cash award is intended to replace Mr. Barry’s annual bonus opportunity for 2018, including amounts that he forfeited upon leaving his former employer to join the Company.  Mr. Barry will be eligible for standard relocation benefits, severance benefits, health and welfare benefits, and other benefits afforded to the Company’s employees and executives. The cash award and relocation benefits are subject to a benefits repayment obligation in the event of Mr. Barry’s voluntary termination other than for “good reason” or termination by the Company for “cause” prior to November 5, 2020.  If such a termination event occurs during the first 12 months of employment, Mr. Barry will be obligated to repay 100% of such benefits, and if such a termination event occurs during the second 12 months of employment, Mr. Barry will be obligated to repay 50% of such benefits.

On October 16, 2018, the Company also entered into its standard form of Change in Control Agreement with Mr. Barry, as well as its standard form of Indemnification Agreement.  In consideration for entering into the Change in Control Agreement and as specified in the Letter, Mr. Barry also entered into a Proprietary Information, Inventions Assignment and Restrictive Covenant Agreement, pursuant to which he agreed to certain restrictive covenants for a period of two years following termination of employment, including non-competition and non-solicitation restrictions.

The foregoing information is a summary of select terms from the Letter, is not complete, and is qualified in its entirety by reference to the full text of the Letter, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.  The forms of Change in Control Agreement and Indemnification Agreement were previously filed with the Company’s Current Report on Form 8-K on May 19, 2014, as Exhibits 99.1 and 99.2, which are incorporated herein by reference.  The Company’s Amended and Restated Executive Severance Plan was previously filed with the Company’s Quarterly Report on Form 10-Q on July 27, 2017, as Exhibit 10.3, which is incorporated herein by reference.

On October 15, 2018, the Board approved the continued service of Mr. Lucier as the Chairman of the Board and the engagement of Mr. Lucier as a consultant to assist with the transition of his current responsibilities to Mr. Barry.  The Company and Mr. Lucier entered into an amendment of Mr. Lucier’s existing employment letter dated May 22, 2015 effective October 16, 2018 (the “Amendment”), which provides that Mr. Lucier will serve as an employee of the Company in a strategic advisory role during the period November 5, 2018 through December 1, 2018, after which he will serve as a consultant.  From and after December 1, 2018, Mr. Lucier will be considered a non-employee Director and accordingly, will be eligible for the Company’s non-employee Director compensation package. The Amendment provides that Mr. Lucier will receive a pro-rated bonus for the 2018 performance year in the amount of $553,438, with such bonus payable at such time that annual bonuses are paid to other senior executives for the 2018 performance year.  The Amendment also specifies that Mr. Lucier’s service as a consultant (as well as his service as a Director) shall be recognized and credited as continued service under the Company’s 2014 Equity Incentive Plan and 2014 Executive Incentive Compensation Plan, such that Mr. Lucier’s outstanding LTI awards shall remain outstanding and continue to vest in accordance with the terms thereof.  If Mr. Lucier’s service as a Director terminates because he is not nominated for re-election, he stands for re-election but is not re-elected, or he is removed as a Director other than for cause relating solely to his service as a Director, such termination of service shall be treated as an involuntary termination without cause, and any LTI awards that are not then vested shall be subject to pro-rata vesting, in accordance with the terms of Mr. Lucier’s existing employment letter and the applicable award agreements.  From and after December 1, 2018, Mr. Lucier will not be eligible for severance benefits, and he will not be treated as an employee for purposes of any health and welfare benefits, and other benefits afforded to the Company’s employees and executives.

The Company also entered into a general consulting and services agreement with Mr. Lucier, effective October 16, 2018 (the “Consulting Agreement”), which establishes the terms of his engagement as a consultant.  The Consulting Agreement contemplates that Mr. Lucier will provide consulting services to the Company from December 1, 2018 through May 31, 2020, and it provides that Mr. Lucier will receive compensation of $600,000 for 2019 and $125,000 for 2020.  In addition, the Company and Mr. Lucier entered into an amendment of Mr. Lucier’s existing Proprietary Information, Inventions Assignment and Restrictive Covenant Agreement dated May 26, 2015 effective October 16, 2018 (the “Amended PIIA”).  The Amended PIIA provides that the agreement, as amended, shall apply to and be enforceable against Mr. Lucier, including the restrictive covenants contained therein.  Pursuant to the Amended PIIA, Mr. Lucier agreed to certain restrictive covenants for a period of two years following termination of his engagement as a consultant, including non-competition and non-solicitation restrictions.

The foregoing information is a summary of select terms from the Amendment, Consulting Agreement and the Amended PIIA, is not complete, and is qualified in its entirety by reference to the full text of the Amendment, Consulting Agreement and the Amended PIIA, copies of which are attached as Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

On October 15, 2018, the Board approved the promotion of Matthew Link, the Company’s Executive Vice President, Strategy, Technology and Corporate Development, to the role of President, Strategy, Technology and Corporate Development, effective November 5, 2018.

Mr. Link, age 43, has served as the Company’s Executive Vice President, Strategy, Technology and Corporate Development, since August 2017.  Previously, Mr. Link served as President, U.S. Commercial, from July 2015 to August 2017, President, U.S. Sales and Service, from January 2015 to July 2015, Executive Vice President of U.S. Sales, from January 2013 to January 2015, and Senior Vice President of Sales for the U.S. Eastern region, from January 2012 to December 2012. Mr. Link joined the Company in 2006 and has more than 15 years of experience in the healthcare industry, including prior service in several regional sales positions with DePuy Orthopedics and DePuy Spine. Mr. Link received a BSEd in Physical Education and Sports Medicine from the University of Virginia.

The Company entered into an employment letter with Mr. Link, dated October 17, 2018 (the “Link Letter”), which establishes the terms of his employment as President, Strategy, Technology and Corporate Development.  The Link Letter provides that Mr. Link’s base salary will continue to be $500,000 per year and that Mr. Link will continue to be eligible to participate in the Company’s annual bonus plan with a target bonus opportunity of 90% of base salary.  Mr. Link will receive a one-time LTI award, to be granted on December 3, 2018, with an aggregate grant date value of $2,500,000, which will be comprised of (i) $1,250,000 of time-based RSUs subject to cliff vesting on the third anniversary of the date of grant, and (ii) $1,250,000 of performance cash subject to cliff vesting on the 18-month anniversary of the date of grant.  Upon vesting, the performance cash will be subject to payout between 0%-100% of target based on the level of achievement of performance conditions established therefor.  Vesting of the RSUs and performance cash will be subject to Mr. Link’s continued service with the Company and compliance with the terms of the grant agreements therefor and the Company’s 2014 Equity Incentive Plan and 2014 Executive Incentive Plan, respectively.  Mr. Link will continue to be eligible for grants of LTI awards and other Company benefits.

The foregoing information is a summary of select terms from the Link Letter, is not complete, and is qualified in its entirety by reference to the full text of the Link Letter, a copy of which is attached as  Exhibit 99.6 to this Current Report on Form 8-K and incorporated herein by reference.

On October 17, 2018, Skip Kiil, the Company’s Executive Vice President, Global Commercial, tendered his resignation effective October 31, 2018.  Mr. Kiil indicated that he is pursuing another opportunity outside the spine industry.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by NuVasive, Inc. on October 19, 2018
99.2	Employment Letter dated October 16, 2018 between the Company and J. Christopher Barry
99.3	Amendment to Employment Letter effective October 16, 2018 between the Company and Gregory T. Lucier
99.4	General Consulting and Services Agreement effective October 16, 2018 between the Company and Gregory T. Lucier
99.5	Amendment No. 1 to Proprietary Information, Inventions Assignment and Restrictive Covenant Agreement effective October 16, 2018 between the Company and Gregory T. Lucier
99.6	Employment Letter dated October 17, 2018 between the Company and Matthew Link

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: October 19, 2018	/s/ Rajesh Asarpota
Rajesh Asarpota
Executive Vice President and Chief Financial Officer